                                                                     EXHIBIT 4.2

THIS NOTE IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

IF THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE FOR THE DEPOSITORY TRUST COMPANY, THEN THE FOLLOWING LEGEND SHALL APPLY:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "ORIGINAL YIELD TO MATURITY" AND "INITIAL SHORT ACCRUAL PERIOD OID" (COMPUTED UNDER THE EXACT METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES.
                                                      ISIN:
                                                      CUSIP:
REGISTERED                                            REGISTERED
No. FLR                                               $

                       THE BANK OF NEW YORK COMPANY,INC.
                      SUBORDINATED RETAIL MEDIUM-TERM NOTE
                                (Floating Rate)

INTEREST RATE BASIS:                                 ORIGINAL ISSUE
DATE:              STATED MATURITY DATE:

____________________
_____________________                                ____________________

INDEX MATURITY:      INITIAL INTEREST RATE:     INTEREST PAYMENT    DATES:


SPREAD:              INITIAL INTEREST RESET     INTEREST RATE RESET
                     DATE:                      DATES:


SPREAD MULTIPLIER:   INITIAL REDEMPTION DATE:  MAXIMUM INTEREST     RATE:


INITIAL REDEMPTION   MINIMUM INTEREST RATE:    ANNUAL REDEMPTION
PERCENTAGE:          PERCENTAGE REDUCTION:


HOLDER'S OPTIONAL    CALCULATION AGENT:        ORIGINAL YIELD TO
REPAYMENT DATE(S):                            MATURITY:


INITIAL SHORT ACCRUAL  TOTAL AMOUNT OF OID:     DESIGNATED LIBOR
PAGE
PERIOD OID:
                                                Reuters
____________________    _____________________      Telerate

ISSUE PRICE:         TAX REDEMPTION:          OTHER PROVISIONS:

____________________      Yes      No         ________________

DESIGNATED CMT       INDEX CURRENCY:
TELERATE PAGE:

___________________  ______________________


          The Bank of New York Company, Inc., a New York corporation (the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of
                                   DOLLARS
on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions set forth below, depending upon the Interest Rate Basis specified above, until the principal hereof is paid or duly made available for payment. The Company will pay interest on Interest Payment Dates specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date (or any Redemption Date as defined below or any Holder's Optional Repayment Date with respect to which such option has been exercised, each such Stated Maturity Date, Redemption Date and Holder's Optional Repayment Date being hereinafter referred to as a "Maturity Date" with respect to the principal repayable on such date); provided, however, that if the Original Issue Date occurs between a Regular
--------  -------
Record Date, as defined below, and the next succeeding Interest Payment Date or on an Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date, to the registered holder of this Note on the Regular Record Date with respect to such Interest Payment Date; and provided, further, that if an Interest Payment Date (other
                  --------  -------
than an Interest Payment Date that occurs on any Maturity Date) would fall on a day that is not a Business Day, as defined below, such Interest Payment Date shall be the next day that is a Business Day, except in the case that the Interest Rate Basis is LIBOR or LIBID, if such next Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the next preceding day that is a Business Day. If any Maturity Date of this Note should fall on a day that is not a Business Day, the payment of interest, principal or premium, if any, due on such date shall be made on the next day that is a Business Day and no additional interest on such amounts shall accrue from such Maturity Date to and including the date on which any such payment is required to be made. Interest payable on this Note on any Interest Payment Date will include interest accrued from the Original Issue Date, or the most recent date for which interest has been paid or duly provided for, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calander days prior to an Interest Payment Date (whether or not a Business Day) (the "Regular Record Date"); provided, however, that interest
                                           --------  -------
payable on any Maturity Date will be payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee

(referred to below), notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture (referred to below).

          Payment of the principal of, premium, if any, and interest due on this Note will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided,
                                                                 --------
however, that payment of interest on any Interest Payment Date other than the
-------
Maturity Date may be made at the option of the Company by check mailed to the address of Person entitled thereto as such address shall appear in the Security Register. A Holder of not less than $10,000,000 aggregate principal amount of the Subordinated Retail Medium-Term Notes having the same Interest Payment Dates may by written notice to the Paying and Authenticating Agent (referred to below) at its principal corporate trust office in The City of New York (or at such other address as the Company shall give notice in writing) on or before the Regular Record Date preceding an Interest Payment Date, arrange to have the interest payable on all Subordinated Medium-Term Notes held by such Holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Paying and Authenticating Agent, made by wire transfer of immediately available funds to a designated account maintained at a bank in The City of New York (or other bank consented to by the Company) as the holder of such Subordinated Medium-Term Notes shall have designated; provided that such bank has appropriate facilities therefor.

          This Subordinated Retail Medium-Term Note is one of a duly authorized issue of securities of the Company (hereinafter called the "Securities") issued and to be issued in one or more series under an Indenture dated as of October 1, 1993, (herein called the "Indenture") between the Company and NationsBank of Georgia, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Subordinated Retail Medium-Term Notes Due Nine Months Or More From Date Of Issue (the "Subordinated Retail Medium-Term Notes" or the "Notes") and the terms upon which the Subordinated Retail Medium-Term Notes are, and are to be, authenticated and delivered. The Bank of New York, acting through its corporate trust offices in The City of New York is the initial paying agent for the payment of interest and principal of the Subordinated Retail Medium-Term Notes (the "Paying Agent"); and The Bank of New York is the authenticating agent for the Subordinated Retail Medium-Term Notes (the "Paying and Authenticating Agent"). The Subordinated Retail Medium-Term Notes may bear different Original Issue Dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

          This Note is not subject to any sinking fund.

          This Note may be subject to repayment at the option of the Holder on the Holder's Optional Repayment Date(s), if any, indicated above. If no Holder's Optional Repayment Dates are set forth above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Holder's Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Paying and Authenticating Agent at the principal corporate trust office of The Bank of New York in The City of New York or such other address which the Company shall from time to time notify the Holders of the Subordinated Retail Medium-Term Notes, not less than 30 nor more than 60 days prior to a Holder's Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

          This Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified above (the "Redemption Date"). If no Initial Redemption Date is set forth above, this Note may not be redeemed at the option of the Company prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given to the Holder not less than 30 nor more than 60 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

          Notices to the holders of the Notes with respect to redemption as provided above will be mailed first class mail, postage prepaid, to the holders' addresses listed in the register maintained by the Registrar not less than 30 nor more than 60 days prior to the Redemption Date.

          If this Note is redeemable at the option of the Company, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

          Accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date or from the day succeeding the last date for which interest shall have been paid, as the case may be, to the date for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360 or, in the case of Subordinated Medium-Term Notes having the Treasury Rate as their Interest Rate Basis, by the actual number of days in the year.

          Except as described below, this Note will bear interest at the rate determined by reference to the Interest Rate Basis specified above (i) plus or minus the Spread, if any, and\or (ii) multiplied by the Spread Multiplier, if any, specified above. The interest rate in effect on each day shall be (a) if such day is an Interest Rate Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Rate Reset Date or (b) if such day is not an Interest Rate Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Rate Reset Date, provided that (i) the interest rate in effect from the Original Issue Date to the Initial Interest Rate Reset Date shall be the Initial Interest Rate specified above. If any Interest Rate Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the Interest Rate Basis specified above is LIBID or LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Rate Reset Date shall be the immediately preceding Business Day.

          The Interest Determination Date with respect to the Certificate of Deposit Rate (the "CD Rate"), Commercial Paper Rate, Federal Funds Rate and Prime Rate will be the second Business Day preceding the Interest Reset Date. The Interest Determination Date with respect to LIBID or LIBOR shall be the second London Banking Day (as defined below) preceding an Interest Rate Reset Date. The Interest Determination Date with respect to the Treasury Rate shall be the day of the week in which such Interest Rate Reset Date falls on which Treasury bills normally would be auctioned; provided, however, that if as a
                                            --------  -------
result of a legal holiday an auction is held on the Friday of the week preceding the Interest Rate Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on
                           --------  -------
any Interest Rate Reset Date then the Interest Rate Reset Date shall instead be the first Business Day following such auction.

          The "Calculation Date" pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceeding the applicable Interest Payment Date or Maturity Date as the case may be.

          All percentages resulting from any calculation on the Subordinated Retail Medium-Term Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on the Subordinated Retail Medium-Term Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

          As used herein, "Business Day" means (i) any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close, or (ii) in the case where the Interest Rate BAsis is LIBID or LIBOR, any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in the City of London are authorized or required by law, regulation or executive order to close, or on which dealings in deposits in the Index Currency (as defined below) are not transacted in the London interbank market (a "London Banking Day").

          Determination of CD Rate.  CD Rate means, with respect to any Interest
          ------------------------
Determination Date (a "CD Interest Determination Date"), the rate on such day for negotiable certificates of deposit having the Index Maturity specified above as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication ("H.15(519)"), under the heading "Cds (Secondary Market)", or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified above as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Certificates of Deposit". If such rate is not published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate on such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 9:00 A.M., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent, after consultation with the Company, for negotiable certificates of deposit of major United States money center banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified above in denominations of $5,000,000; provided, however, that if the
                                                --------  -------
dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate will be the CD Rate in effect on such CD Interest Determination Date.

          Determination of CMT Rate.  The CMT Rate means, with respect to any
          -------------------------
Interest Determination Date (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Rate Interest Determination Date, then the CMT Rate shall be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Rate Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United State Department of the Treasury that the Calculation Agent, after consultation with the Company, determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a Reference Dealer") in The City of New York selected by the Calculation Agent, after consultation with the Company, (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are not quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

          "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

          "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) having the Index Maturity specified on the face hereof with respect to which the CMT Rate will be calculated. If no such Index Maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

          Determination of Commercial Paper Rate.  The Commercial Paper Rate
          --------------------------------------
means, with respect to any Interest Determination Date (a "Commercial Paper Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified above as published in H.15(519) under the heading "Commercial Paper". In the event such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Interest Determination Date of the rate for commercial paper having the Index Maturity shown above as published in Composite Quotations under the heading "Commercial Paper". If the rate for a Commercial Paper Interest Determination Date is not published in either H.15(519) or

Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Commercial Paper Rate for that Commercial Paper Rate Interest Determination Date shall be calculated by the Calculation Agent, after consultation with the Company, and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent, after consultation with the Company, on such Commercial Paper Interest Determination Date, for commercial paper of the Index Maturity specified above placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized statistical rating agency; provided, however, that if the dealers selected as
                           --------  -------
aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate then in effect on such Commercial Paper Interest Determination Date.

          "Money Market Yield" shall be the yield (expressed as a percentage rounded to the nearest one ten-thousandth of a percent, with five one hundred-thousandths of a percent rounded upward) calculated in accordance with the following formula:

                   Money Market Yield =        D x 360        x 100
                                        ---------------------
                                            360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

          Determination of Federal Funds Rate.  The Federal Funds Rate means,
          -----------------------------------
with respect to any Interest Determination Date (a "Federal Funds Rate Interest Determination Date"), the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent (after consultation with the Company) prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the
                                                --------  -------
brokers selected as aforesaid by the Calculation Agent, after consultation with the Company, are not quoting as described above, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate then in effect on such Federal Funds Rate Interest Determination Date.

          Determination of LIBOR.  LIBOR means, with respect to any Interest
          ----------------------
Determination Date relating to a LIBOR Note (a "LIBOR Interest Determination Date"), the rate determined by the Calculation Agent in accordance with the following provisions:

          (i) LIBOR will be either: (a) if LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated on the face hereof, as of 11:00 A.M. London time (unless such rate is superseded by a corrected rate before 12:00 noon, London time, in which case such corrected rate shall be the applicable rate), on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified on the face hereof, the rate for deposits in the Index Currency having the Index Maturity designated on the face hereof commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date that appears on the Designated LIBOR Page specified on the face hereof as of 11:00 A.M. London time (unless such rate is superseded by a corrected rate before 12:00 noon, London time, in which case such corrected rate shall be the applicable rate), on that LIBOR Interest Determination Date. If LIBOR cannot be determined under clause (a) or (b) of this paragraph (i), as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in paragraph (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which LIBOR cannot be determined under paragraph (i) above, the Calculation Agent will request that the London offices of four major banks in London selected by the Calculation Agent, after consultation with the Company, provide such Calculation Agent with offered quotations for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof to prime banks in the London interbank market as of approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date, such deposits commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial

Center (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent, after consultation with the Company, for loans in the Index Currency to major European banks having the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided as requested, LIBOR will be LIBOR in effect on such LIBOR Interest Determination Date.

          "Index Currency" means the currency (including composite currencies) specified on the face hereof, if any, as the currency for which LIBOR shall be calculated. If no such currency is specified, the Index Currency shall be U.S. dollars.

          "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated on the face hereof, the display on the Dow Jones Telerate Service (or such other service as may be nominated by the British Bankers' Association as the information vendor for the purposes of displaying British Bankers' Association interest settlement rates) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate had been specified.

          "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars, Deutsche marks, and ECUs, the Principal Financial Center shall be The City of New York, Frankfurt, and Luxembourg, respectively.

          Determination of LIBID.  LIBID means, with respect to any Interest
          ----------------------
Rate Determination Date relating to a LIBID Note (a "LIBID" Interest Determination Date"), the rate determined by the Calculation Agent in accordance with the following provisions:

          (i) LIBID will be determined on the basis of the bid rates quoted to prime banks in the London interbank market at approximately 11:00 A.M., London time, for deposits in U.S. dollars of not less than U.S. $1 million for the period of the Index Maturity specified above commencing on the second London Banking Day immediately following such LIBID Interest Determination Date, by the London offices of four major banks in the London interbank market named on the Reuters Screen LIBO Page and selected by the Calculation Agent, after consultation with the Company (the "LIBID Reference Banks"), on the LIBID Interest Determination Date. If at least two such quotations appear on the Reuters Screen LIBO

Page, LIBID for such LIBID Interest Determination Date will be the arithmetic mean of such quotations as determined by the Calculation Agent. If fewer than two quotations are provided, LIBID for such LIBID Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below. As used herein, "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service) for the purpose of displaying London interbank bid rates of major banks.

    (ii) With respect to a LIBID Interest Determination Date on which fewer than two such quotations appear, the Calculation Agent will request that each LIBID Reference Bank provide the Calculation Agent with a quotation of the bid rate quoted to such bank by the head offices of major bank in The City of New York for deposits in U.S. dollars for the period of the Index Maturity at approximately 11:00 A.M., London time, on such LIBID Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBID for such LIBID Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBID for such LIBID Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Calculation Agent, after consultation with the Company, at approximately 11:00 A.M., New York City time, on such LIBID Interest Determination Date for loans in U.S. dollars to leading European banks, having the Index Maturity designated above and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as
                             --------  -------
aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBID for such LIBID Interest Determination Date will be LIBID in effect on such LIBID Interest Determination Date.

          Determination of Prime Rate.  Prime Rate means, with respect to any
          ---------------------------
Interest Determination Date (a "Prime Rate Interest Determination Date"), the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major money center banks in The City of New York as selected by the Calculation Agent (after consultation with the Company). If fewer than three such quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates quoted in The City of New York on such date by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent (after consultation with the Company); provided, however, that if the banks or
                                --------  -------
trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate then in effect on such Prime Rate Interest Determination Date.

          Determination of Treasury Rate.  Treasury Rate means, with respect to
          ------------------------------
any Interest Determination Date (a "Treasury Interest Determination Date"), the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified above, as such rate is published in H.15(519) under the heading "Treasury Bills -- auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified above are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified above; provided, however, that if the dealers
                                    --------  -------
selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate then in effect on such Treasury Rate Interest Determination Date.

          Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

          At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

          The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to (i) the Issue Price set forth above plus (ii) that portion of the difference between the Issue

Price and the principal amount of such Note that has accrued at the Original Yield to Maturity (computed in accordance with generally accepted United States bond yield computation principles) by the date of calculation, as calculated by the Paying and Authenticating Agent, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

          If an Event of Default with respect to the Subordinated Retail Medium-Term Notes shall occur and be continuing, the principle of the Subordinated Retail Medium-Term Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Payment of the principal of the Subordinated Retail Medium-Term Notes may be accelerated only in the case of certain events involving the bankruptcy, insolvency or reorganization of the Company. There is no right of acceleration of payment of the Subordinated Retail Medium-Term Notes in the case of a default in the performance of any covenant of the Company, including payment of principal or interest.

          The indebtedness evidenced by the Subordinated Retail Medium-Term Notes is, to the extent provided in the Indenture, subordinated and subject in right of the payment in full of the principal of (and premium, if any) and the interest on all Senior Indebtedness, as defined in the Indenture, and this security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, agrees that each holder of Senior Indebtedness, whether created or acquired before or after the issuance of the Subordinated Retail Medium-Term Notes, shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. The Indenture also provides that if, upon the occurrence of certain events of bankruptcy or insolvency relating to the Company, there remains, after giving effect to such subordination provisions, any amount of cash, property or securities available for payment or distribution in respect of Securities of this series(as defined in the Indenture, "Excesss Proceeds"), and if, at such time, any Entitled Person (as defined in the Indenture) has not received payment in full of all amounts due or to become due on or in respect of Other Financial Obligations (as defined in the Indenture), then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of Subordinated Retail Medium-Term Notes. This Note is also issued subject to the provisions of the Indenture regarding payments to Entitled Persons in respect of Other Financial Obligations. Each Holder of this Note, by accepting the same, agrees to he bound by the provisions of the indenture described herein and authorizes and directs the Trustee to take such action on his behalf as may be necessary or to take such action on his behalf as maybe necessary or appropriate to acknowledge or effectuate the subordination of this Note and payment of Excess

Proceeds as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note, at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the security registrar, duly executed by the Holder hereof or by such Holder's attorney duly authorized in writing and thereupon one or more new Subordinated Retail Medium-Term Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Subordinated Retail Medium-Term Notes are issuable only in registered form without coupons in minimum denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Subordinated Retail Medium-Term Notes are exchangeable for a like aggregate principal amount of Subordinated Retail Medium-Term Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          No recourse shall be had for the payment of the principal of (and premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          The Indenture and the Subordinated Retail Medium-Term Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

                   All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          Unless the Certificate of Authentication hereon has been executed by the Authentication Agent or the Trustee under the Indenture by the manual signature of one if its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

                                            Dated:

                                            THE BANK OF NEW YORK COMPANY, INC.



                                            By:
                                                ----------------------------
                   [SEAL]


Attest:



----------------------------

CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


NationsBank Georgia, National Association, as Trustee

By: The Bank of New York
As Authenticating Agent



By:
   ----------------------------
   Authorized Signatory

                           OPTION TO ELECT REPAYMENT

          The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at
                                           -------------------------------------
------------------------------------------------------------------
(Please print or typewrite name and address of the undersigned)

          For this Note to be repaid at the option of the holder hereof, this Note must be received at the corporate trust office of The Bank of New York, in The City of New York or at such other place or places which the Company shall from time to time notify the Holder of this Note, not less than 30 nor more than 60 days prior to the Holder's Optional Repayment Date, if any, shown on the face of this Note, with this "Option to Elect Repayment" form duly completed. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

          If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (each of which shall be $1,000 or an integral multiple of $1,000 in excess of $25,000) of the Subordinated Medium-Term Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$
   --------------------            ----------------------------------
                                   NOTICE:  The signature on this
                                                            Option to
                         Date ________________
                              Elect Repayment must
                              correspond with the name as written
                              upon this Note in every particular,
                              without alteration or enlargement or
                              any change whatever.

                                 ABBREVIATIONS


          The following abbreviations, when used in the inscription on this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

          TEN COM--as tenants in common

          UNIF GIFT MIN ACT--.............Custodian............
                                               (Minor)

               Under Uniform Gifts to Minors Act

               .................................
                            (State)

          TEN ENT--as tenants by the entireties
          JT TEN-- as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the
                      above list.

                         _____________________________

                                    FOR VALUE RECEIVED, the undersigned hereby
sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
                                    Identifying Number of Assignee:

_____________________________

_________________________________________________________________

                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                        INCLUDING ZIP CODE OF ASSIGNEE:


_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

the within Note and all rights thereunder, and does hereby irrevocably constitute and appoint ______________________________
______________________________________________________ attorney to transfer said
Note on the books of the Company, with full power of substitution in the premises.

Dated:  ___________________         _________________________


                                    _________________________

NOTICE: The signature(s) to this assignment must correspond with the name as written upon the within instrument in every particular, without alteration or enlargement, or any change whatever.


SIGNATURE GUARANTEED:______________________________
NOTICE:   The signature(s) must be guaranteed by an eligible guarantor institution (e.g., banks, securities brokers or dealers, credit unions, national
             ----
securities exchanges and savings associations) which is a member of or participant in a signature guarantee program recognized by the Securities registrar pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.